Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-258961) of Southwestern Electric Power Company of our report dated February 23, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
February 23, 2023